Exhibit 10.4

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is made and effective as of September 12, 2018 (the “Effective Date”) by and among Vista Consulting Group, LLC, a Delaware limited liability company (“VCG”), Cersei Topco, LLC, a Delaware limited liability company (“Topco”), Cersei Parent Holdings, LLC, a Delaware limited liability company (“Parent”), Cersei Intermediate Holdings, Inc., a Delaware corporation (“Intermediate”) and iCIMS, Inc., a New Jersey corporation (“iCIMS” and together with Topco, Parent and Intermediate, as any such company’s name or corporate form may change from time to time and such company’s successors and assigns, “Service Recipient”). Each of VCG and Service Recipient may be referred to herein as a “Party” or the “Parties”.

WHEREAS, VCG provides certain professional services, including services of the type desired to be obtained by Service Recipient;

WHEREAS, Service Recipient has elected to retain VCG to provide certain services; and WHEREAS, VCG desires to provide such services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1	DEFINITIONS.

“Confidential Information” means any information that is treated as confidential by a Party, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing, and marketing. Confidential Information shall not include information that: (a) is already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information from the Disclosing Party; (b) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party; (c) is developed by the Receiving Party independently of, and without reference to, any Confidential Information of the Disclosing Party; or (d) is received by the Receiving Party from a third party who is not under any obligation to the Disclosing Party to maintain the confidentiality of such information.

“Deliverables” means all documents, work product and other materials that are delivered to Service Recipient pursuant to this Agreement or prepared by or on behalf of VCG or VCG Personnel in the course of performing the Services, including any items identified as such in any Statement of Work.

“Disclosing Party” means a Party that has disclosed information treated as confidential by such Party.

“Equipment” means any equipment, systems, cabling or facilities that are owned, leased or otherwise provided by Service Recipient and used directly or indirectly in the provision of the Services.

“Intellectual Property Rights” means all (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names,

logos, corporate names and domain names, together with all of the goodwill associated therewith, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

“LLC Agreement” means that certain amended and restated Limited Liability Company Agreement of Cersei Topco, LLC, a Delaware limited liability company, dated as of September 12, 2018, as amended, restated, modified or waived from time to time in accordance with its terms.

“Pre-Existing Materials” means the pre-existing materials provided by or used by VCG in connection with performing the Services.

“Receiving Party” means a Party that has received information treated as confidential by the other Party.

“Services” means either (a) those services described on any Statement of Work or (b) general consulting services that are not specified in any Statement of Work that are mutually agreed upon by and between VCG and the Service Recipient.

“Statement of Work” means each statement of work describing services to be provided by VCG to Service Recipient pursuant to this Agreement in a form to be agreed by the Parties and as further described in this Agreement. For the avoidance of doubt, a Statement of Work may be denominated in any form that makes sense to the Parties, including “Statement of Work”, “Engagement Notice”, “Services Description” or the like, and is not required to be entitled “Statement of Work” to be effective under this Agreement.

“VCG Personnel” means all employees and third party contractors engaged by VCG to provide the Services from time to time.

2	SERVICES.

2.1 Provision of Services. VCG shall provide the Services to Service Recipient (and any affiliated entities of Service Recipient that are intended beneficiaries of the Services pursuant to Section 2.2(f) below) as described in more detail in each Statement of Work in accordance with the terms and conditions of this Agreement.

2.2 Statements of Work. Each Statement of Work shall include the following information, if applicable:

(a) a detailed description of the Services to be performed pursuant to the Statement of Work;

(b) the date upon which the Services will commence and the term of such Statement of Work;

(c) the estimated fees to be paid to VCG under the Statement of Work;

(d) Services implementation plan and timetable;

(e) any criteria for completion of the Services;

(f) any affiliated entities of Service Recipient that are intended beneficiaries of the Services; and

(g) any other terms and conditions agreed upon by the parties in connection with the Services to be performed pursuant to such Statement of Work.

2.3 Change Orders. If either Party wishes to change the scope or performance of the Services, it shall submit details of the requested change to the other Party. VCG shall, within a reasonable time after such request, provide an estimate to Service Recipient of:

(a) the likely time required to implement the change;

(b) any necessary variations to the estimated fees and other charges for the Services arising from the change;

(c) the likely effect of the change on the Services; and

(d) any other impact the change might have on the performance of this Agreement.

Promptly after receipt of the estimate, the Parties shall negotiate and agree on the terms of such change (a “Change Order”).

3	VCG OBLIGATIONS.

3.1 Personnel. VCG shall have the right to select all VCG Personnel in its sole discretion. VCG shall select a primary and secondary contact out of the VCG Personnel for the purpose of ensuring accurate and timely communication between VCG and the Service Recipient regarding the Services, and shall provide contact information for such individuals to Service Recipient; provided, however, that VCG shall have the right to substitute different individuals upon written notice to Service Recipient. VCG shall use commercially reasonable efforts to ensure that all VCG Personnel comply with all rules, regulations and policies of Service Recipient that are communicated to VCG in writing, including security procedures concerning systems and data and remote access thereto, building security procedures.

3.2 Compensation and Benefits. VCG shall be responsible for all VCG Personnel and for the payment of their compensation, including, if applicable, withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers’ compensation insurance payments and disability benefits.

4	SERVICE RECIPIENT OBLIGATIONS.

4.1 Cooperation. Service Recipient shall cooperate with VCG in all matters relating to the Services, respond promptly to any VCG request to provide direction, information, approvals, authorizations or decisions that are reasonably necessary for VCG to perform Services in accordance with the requirements of this Agreement and appoint a Service Recipient employee to serve as the primary contact with respect to this Agreement and who will have the authority to act on behalf of Service Recipient with respect to matters pertaining to this Agreement.

4.2 Facility Access and Equipment. Service Recipient shall provide access to its premises, and such offices and other facilities, as may be reasonably requested by VCG for the purpose of providing the Services, and ensure that all Equipment is in good working order and suitable for the purposes for which it is use, and conforms to all applicable industry standards.

4.3 Licenses. Service Recipient shall obtain and maintain all necessary licenses and consents and comply with all applicable Law in relation to the Services to be provided hereunder and the use of the Service Recipient’s Equipment, in all cases before the date on which the Services are to start.

4.4 Excusable Delays. If VCG’s performance of its obligations under this Agreement is prevented or delayed by any act or omission of Service Recipient or its agents, subcontractors, consultants or employees, VCG shall not be deemed in breach of its obligations under this Agreement or otherwise liable for any costs, charges or losses sustained or incurred by Service Recipient, in each case, to the extent arising directly or indirectly from such prevention or delay.

5	FEES AND PAYMENTS.

5.1 Fees Generally. In consideration of the provision of the Services by VCG and the rights granted to Service Recipient under this Agreement, Service Recipient shall pay the fees set forth in the applicable Statement of Work in accordance with this Section 5, unless such other time or terms is specified in the applicable Statement of Work.

5.2 Time and Materials. Where the Services are provided on a time and materials basis: the fees payable for the Services shall be calculated in accordance with VCG’s daily or hourly fee rates for the VCG Personnel; and VCG shall issue invoices to Service Recipient monthly in arrears for its fees for time for the immediately preceding month, calculated as provided in this Section 5.2, together with a detailed breakdown of any expenses for such month incurred in accordance with Section 5.5.

5.3 Fixed Fees. Where Services are provided for a fixed price, the total fees for the Services shall be the amount set out in the applicable Statement of Work. The total price shall be paid to VCG in installments, as set out in the Statement of Work.

5.4 Subscription Fees. Where Services are provided under a subscription model, the recurring rate for such Services shall be set out in the applicable Statement of Work, and invoices shall be issued monthly, or on such other period as set forth in the applicable Statement of Work.

5.5 Expenses. Service Recipient agrees to reimburse VCG for all actual and reasonable expenses (including expenses related to training programs, meetings and other events (to the extent that such programs, meetings or events are attended by Service Recipient personnel), certain entertainment expenses (to the extent that such expenses are attributable to the Service Recipient), travel expenses (which include expenses for chartered or first class travel), and expenses relating to recruiting, relocation and background checks for Service Recipient positions) incurred by VCG in connection with the performance of the Services or any fees, servicing payments (without regard to any rebates or other benefits obtained by VCG) related to group purchasing arrangements to the extent that the same benefit Service Recipient.

5.6 Rate Increases. For Services provided on a time and materials basis, VCG may increase its standard fee rates specified in the applicable Statement of Work upon written notice to Service Recipient.

5.7 Invoices. VCG shall issue invoices to Service Recipient only in accordance with the terms of this Section, and Service Recipient shall pay all properly invoiced amounts due to VCG within 30 days after Service Recipient’s receipt of such invoice. All payments hereunder shall be in US dollars and made by check or wire transfer.

5.8 Taxes. Service Recipient shall be responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental entity on any amounts payable by Service Recipient hereunder; provided, that, in no event shall Service Recipient pay or be responsible for any taxes imposed on, or with respect to, VCG’s income, revenues, gross receipts, personnel or real or personal property or other assets.

6	CONFIDENTIALITY.

6.1 Confidentiality Generally. The Receiving Party agrees (a) not to disclose or otherwise make available Confidential Information of the Disclosing Party to any third party without the prior written consent of the Disclosing Party; provided, however, that the Receiving Party may disclose the Confidential Information of the Disclosing Party to its officers, employees, contractors, consultants and legal advisors (each, a “Representative”) who have a “need to know”, who have been apprised of this restriction and who are themselves bound by nondisclosure obligations at least as restrictive as those set forth in this Section 6; (b) to use the Confidential Information of the Disclosing Party only for the purposes of performing its obligations under the Agreement or, in the case of Service Recipient, to make use of the Services and Deliverables; and (c) to promptly notify the Disclosing Party in the event it becomes aware of any loss or disclosure of any of the Confidential Information of Disclosing Party.

6.2 Permitted Disclosures. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall, to the extent permitted by applicable law, provide prompt written notice of such requirement so that the Disclosing Party may seek, at its sole cost and expense, a protective order or other remedy; and reasonable assistance, at the Disclosing Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, the Receiving Party remains required by Law to disclose any Confidential Information, the Receiving Party shall disclose no more than that portion of the Confidential Information which, on the advice of the Receiving Party’s legal counsel the Receiving Party is legally required to disclose and, upon the Disclosing Party’s request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

7	INTELLECTUAL PROPERTY AND OWNERSHIP.

7.1 Service Recipient IP. Except as set forth in Section 7.2, Service Recipient is, and shall be, the sole and exclusive owner of all right, title and interest in and to the Deliverables, including all Intellectual Property Rights therein. VCG agrees that with respect to any Deliverables that may qualify as “work made for hire”, such Deliverables are hereby deemed a “work made for hire” for Service Recipient. To the extent that any of the Deliverables do not constitute a “work made for hire”, VCG hereby irrevocably assigns, and shall cause the VCG Personnel to irrevocably assign to Service Recipient, in each case without additional consideration, all right, title and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. Upon the reasonable request of Service Recipient, VCG shall, and shall cause the VCG Personnel to, promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist Service Recipient to prosecute, register, perfect or record its rights in or to any Deliverables. Notwithstanding anything herein to the contrary, the Service Recipient does not convey to VCG or its Affiliates under this Agreement any Intellectual Property Rights owned by Service Recipient as of the date hereof.

7.2 VCG IP. VCG and its licensors are, and shall remain, the sole and exclusive owners of all right, title and interest in and to the Pre-Existing Materials, including all Intellectual Property Rights therein. VCG hereby grants Service Recipient a limited, irrevocable, perpetual, fully paid-up, royalty-free, non-transferable, non-sublicenseable, worldwide license to any PreExisting Materials to the extent incorporated in, combined with or otherwise necessary for the use of the Deliverables for any and all purposes/solely to the extent reasonably required in connection with Service Recipient’s receipt or use of the Services and Deliverables. All other rights in and to the Pre-Existing Materials are expressly reserved by VCG.

8	REPRESENTATIONS AND WARRANTIES.

8.1 Mutual Representations. Each Party represents and warrants to the other Party that:

(a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or formation;

(b) it has the full right, power and authority to enter into this Agreement, to grant the rights and licenses granted hereunder and to perform its obligations hereunder;

(c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

(d) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such Party in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar law of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

8.2 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS SECTION 8, (A) EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE UNDER THIS AGREEMENT, AND (B) VCG SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

9	LIMITATION OF LIABILITY.

9.1 GENERAL LIMITATION. EXCEPT AS OTHERWISE PROVIDED IN SECTION 9.3, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE OR PROFIT OR LOSS OF DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2 CAP ON DAMAGES. EXCEPT AS OTHERWISE PROVIDED IN SECTION 9.3, IN NO EVENT WILL EITHER PARTY’S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE AGGREGATE AMOUNTS PAID OR PAYABLE TO VCG IN THE ANNUAL PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

9.3 Exclusions. The exclusions and limitations in Section 9.1 and Section 9.2 shall not apply to damages or other liabilities arising out of or relating to a party’s failure to comply with its confidentiality obligations under Section 6.

10	TERM AND TERMINATION.

10.1 Term. This Agreement shall begin on the Effective Date and extend in time in perpetuity unless no active Statement of Work has been in effect for 60 days, in which case this Agreement shall expire.

10.2 Certain Termination Rights. Either Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”), if the Defaulting Party:

(a) breaches this Agreement, and such breach is incapable of cure, or with respect to a breach capable of cure, the Defaulting Party does not cure such breach within 30 days after receipt of written notice of such breach;

(b) (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within 7 business days or is not dismissed or vacated within 45 days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

10.3 Effect of Termination. Upon expiration or termination of this Agreement for any reason each Party shall (i) return to the other Party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other Party’s Confidential Information, (ii) permanently erase all of the other Party’s Confidential Information from its computer systems and (iii) certify in writing to the other Party that it has complied with the requirements of this Section 10.3. The rights and obligations of the parties set forth in this Section 10.3 and Section 1, Section 6, Section 7, Section 9, and Section 11, and any right or obligation of the parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

11	MISCELLANEOUS.

11.1 Non-Solicitation. During the term of this Agreement and for a period of twelve (12) months thereafter, Service Recipient shall not, directly or indirectly, in any manner solicit or induce for employment any person who performed any work under this Agreement who is then in the employment of VCG. A general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including on the internet, shall not be construed as a solicitation or inducement for the purposes of this Section 11.1, and the hiring of any such employees or independent contractor who freely responds thereto shall not be a breach of this Section 11.1. If Service Recipient breaches Section 11.1, Service Recipient shall, on demand, pay to VCG a sum equal to one year’s basic salary or the annual fee that was payable by VCG to that employee, worker or independent contractor plus the recruitment costs incurred by VCG in replacing such person.

11.2 No Exclusivity. VCG retains the right to provide services of a type similar to the Services to any third party at any time.

11.3 Force Majeure. No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other party hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including (a) acts of God; (b) flood, fire or explosion; (c) war, invasion, riot or other civil unrest; (d) actions, embargoes or blockades in effect on or after the date of this Agreement; (e) national or regional emergency; (f) strikes, labor stoppages or slowdowns or other industrial disturbances; (g) compliance with any law or governmental order, rule, regulation or direction, or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition, or failing to grant a necessary license or consent; and (h) shortage of adequate power or telecommunications or transportation facilities.

11.4 Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

11.5 No Press Releases. Neither Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement, or otherwise use the other Party’s trademarks, service marks, trade names, logos, symbols or brand names, in each case, without the prior written consent of the other Party.

11.6 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.6).

If to VCG:

Vista Consulting Group, LLC

401 Congress Avenue, Suite 3100

Austin, TX 78701

If to Service Recipient:

iCIMS, Inc.

101 Crawfords Corner Road

Holmdel, NJ 07733

11.7 Construction of Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Statements of Work refer to the Sections of, and Statements of Work attached to this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Statements of Work referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

11.8 Integration. This Agreement, together with the Data Protection Addendum, all Statements of Work and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement and those of any Statement of Work, the following order of precedence shall govern: (a) first, any Statement of Work, and (b) second, the body of this Agreement.

11.9 Assignment. Neither Party may assign, transfer or delegate any or all of its rights or obligations under this Agreement, without the prior written consent of the other Party; provided, that, upon prior written notice to the other Party, either Party may assign the Agreement to a successor of all or substantially all of the assets of such Party through merger, reorganization, consolidation or acquisition. No assignment shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment, transfer or other conveyance in violation of the foregoing shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

11.10 Amendments and Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of California. Any legal suit, action or proceeding arising out of or related to this Agreement or the Services provided hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of California in each case located in the city and county of San Francisco, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

11.12 Equitable Relief. Each Party acknowledges that a breach by a party of Section 6 may cause the non-breaching Party irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

VISTA CONSULTING GROUP, LLC		ICIMS, INC.

/s/ Read Simmons		/s/ Colin N. Day

By:	Read Simmons	By:	Colin N. Day
Title:	President	Title:	President and Chief Executive Officer

[Signature Page to Master Services Agreement]

DATA PROTECTION ADDENDUM

This Data Protection Addendum (“DPA”), which forms part of the Master Services Agreement (“Agreement”) between: (i) Vista Consulting Group, LLC (“VCG”); and (ii) iCIMS, Inc., a New Jersey corporation (“Company”), to which it is attached, reflects the Parties’ agreement with regards to the processing of EU Personal Data. Each of VCG and Company may be referred to herein as a “Party” or the “Parties”.

The DPA applies to VCG’s processing of Personal Data provided by the Company or/and its affiliates to VCG. Except as expressly stated otherwise, in the event of any conflict between the terms of this DPA, including any policies or appendices referenced herein, and the Agreement, the terms of this DPA shall take precedence.

1.	Definitions

1.1	In this Addendum, the following terms shall have the meanings set out below and cognate terms shall be construed accordingly:

1.1.1	“Company” is as defined above;

1.1.2

“Data Protection Legislation” means all applicable legislation relating to the protection and processing of Personal Data in any relevant jurisdiction, including (without limitation): the Data Protection Directive (95/46/EC), the Privacy and Electronic Communications (EC Directive) Regulations 2003, the Data Protection (Processing of Sensitive Personal Data) Order 2000, or any other legislation which implements any other current or future legal act of the European Union concerning the protection and processing of personal data (including Regulation (EU) 2016/679 (the General Data Protection Regulation) and any national implementing or successor legislation), and including any amendment or re-enactment of the foregoing;

1.1.3

“Personal Data” has the meaning given to it in the Data Protection Legislation and relates only to personal data, or any part of such personal data, of which VCG is a controller in connection with the performance of its obligations under this DPA and the Agreement;

1.1.4

“Standard Contractual Clauses” means the standard contractual clauses for the transfer of Personal Data from the EU to controllers established in third countries (controller to controller transfers), as set out in the Annex to Commission Decision 2004/915/EC and attached at Schedule 1 hereto; and

1.1.5	“VCG” means Vista Consulting Group, LLC.

1.2

The terms, “Data Subject”, “processing and process”, “supervisory authority”, and “controller”, “processor” and “appropriate technical and organisational measures” shall have the meanings given to them in the Data Protection Legislation.

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1.3 The word “include” shall be construed to mean include without limitation, and cognate terms shall be construed accordingly.

2.	Data Protection

2.1

The Parties acknowledge and agree that, for the purposes of the Data Protection Legislation, VCG is a controller of the Personal Data. VCG shall comply, and take all reasonable steps to cause its employees, agents and subcontractors to comply, with its obligations under applicable Data Protection Legislation.

2.2

VCG shall: (i) only process the Personal Data to the extent necessary to exercise its rights, and perform its obligations, under the Agreement and this DPA; and (ii) shall not do or omit to do anything that would cause the Company (or its affiliates) to breach its obligations under Data Protection Legislation.

2.3

VCG shall implement appropriate technical and organisational measures to ensure a level of security of the Personal Data appropriate to the risk, taking into account the state of the art, the costs of implementation and the nature, scope, context and purpose of processing.

2.4

In the event of a notice, dispute or claim brought by a data subject, supervisory authority, or other third party concerning the processing of the Personal Data against either or both Parties, the Parties will inform each other about any such notices, disputes or claims, and will cooperate with each other to resolve the matter with the relevant data subject, supervisory authority or other third party. The Parties agree to provide reasonable assistance to each other to enable each Party to comply with any data subject requests in respect of the Personal Data that are received by either Party under Data Protection Legislation and to respond to any other queries or complaints from data subjects.

2.5

VCG shall only transfer the Personal Data to, or process the Personal Data in, any country outside the European Economic Area in accordance with Data Protection Legislation (which may include VCG entering into the Standard Contractual Clauses).

IN WITNESS WHEREOF, this DPA is entered into and becomes a binding part of the Agreement with effect from the date first set out above.

COMPANY

iCIMS, Inc.

Signature	/s/ Colin N. Day
Name:	Colin N. Day
Title:	President and Chief Executive Officer
Dated:	September 12, 2018

VISTA CONSULTING GROUP, LLC

Signature	/s/ Read Simmons
Name:	Read Simmons
Title:	President

Schedule 1

EUROPEAN COMMISSION

DIRECTORATE-GENERAL JUSTICE

Directorate C: Fundamental rights and Union citizenship Unit C.3:

Data protection

Schedule 1

Commission Decision C(2004)5721

SET II

Standard contractual clauses for the transfer of personal data from the Community to third countries (controller to controller transfers)

Data transfer agreement

between

I

CIMS, INC	(name)

101 Crawfords Corner Road Holmdel, NJ 07733	(address and country of establishment) hereinafter “data exporter”

and

VISTA CONSULTING GROUP, LLC	(name)

401 Congress Avenue Suite 3100 Austin, TX 78701	(address and country of establishment).

hereinafter “data importer”

each a “party”; together “the parties”

Definitions

For the purposes of the clauses:

a)

“personal data”, “special categories of data/sensitive data”, “process/processing”, “controller”, “processor”, “data subject” and “supervisory authority/authority” shall have the same meaning as in Directive 95/46/EC of 24 October 1995 (whereby “the authority” shall mean the competent data protection authority in the territory in which the data exporter is established);

b)	“the data exporter” shall mean the controller who transfers the personal data;

c)

“the data importer” shall mean the controller who agrees to receive from the data exporter personal data for further processing in accordance with the terms of these clauses and who is not subject to a third country’s system ensuring adequate protection;

d)

“clauses” shall mean these contractual clauses, which are a free-standing document that does not incorporate commercial business terms established by the parties under separate commercial arrangements.

The details of the transfer (as well as the personal data covered) are specified in Annex B, which forms an integral part of the clauses.

I.	Obligations of the data exporter

The data exporter warrants and undertakes that:

a)	The personal data have been collected, processed and transferred in accordance with the laws applicable to the data exporter.

b)	It has used reasonable efforts to determine that the data importer is able to satisfy its legal obligations under these clauses.

c)

It will provide the data importer, when so requested, with copies of relevant data protection laws or references to them (where relevant, and not including legal advice) of the country in which the data exporter is established.

d)

It will respond to enquiries from data subjects and the authority concerning processing of the personal data by the data importer, unless the parties have agreed that the data importer will so respond, in which case the data exporter will still respond to the extent reasonably possible and with the information reasonably available to it if the data importer is unwilling or unable to respond. Responses will be made within a reasonable time.

e)

It will make available, upon request, a copy of the clauses to data subjects who are third party beneficiaries under clause III, unless the clauses contain confidential information, in which case it may remove such information. Where information is removed, the data exporter shall inform data subjects in writing of the reason for removal and of their right

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to draw the removal to the attention of the authority. However, the data exporter shall abide by a decision of the authority regarding access to the full text of the clauses by data subjects, as long as data subjects have agreed to respect the confidentiality of the confidential information removed. The data exporter shall also provide a copy of the clauses to the authority where required.

II.	Obligations of the data importer

The data importer warrants and undertakes that:

a)

It will have in place appropriate technical and organisational measures to protect the personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, and which provide a level of security appropriate to the risk represented by the processing and the nature of the data to be protected.

b)

It will have in place procedures so that any third party it authorises to have access to the personal data, including processors, will respect and maintain the confidentiality and security of the personal data. Any person acting under the authority of the data importer, including a data processor, shall be obligated to process the personal data only on instructions from the data importer. This provision does not apply to persons authorised or required by law or regulation to have access to the personal data.

c)

It has no reason to believe, at the time of entering into these clauses, in the existence of any local laws that would have a substantial adverse effect on the guarantees provided for under these clauses, and it will inform the data exporter (which will pass such notification on to the authority where required) if it becomes aware of any such laws.

d)	It will process the personal data for purposes described in Annex B, and has the legal authority to give the warranties and fulfil the undertakings set out in these clauses.

e)

It will identify to the data exporter a contact point within its organisation authorised to respond to enquiries concerning processing of the personal data, and will cooperate in good faith with the data exporter, the data subject and the authority concerning all such enquiries within a reasonable time. In case of legal dissolution of the data exporter, or if the parties have so agreed, the data importer will assume responsibility for compliance with the provisions of clause I(e).

f)

At the request of the data exporter, it will provide the data exporter with evidence of financial resources sufficient to fulfil its responsibilities under clause III (which may include insurance coverage).

g)

Upon reasonable request of the data exporter, it will submit its data processing facilities, data files and documentation needed for processing to reviewing, auditing and/or certifying by the data exporter (or any independent or impartial inspection agents or auditors, selected by the data exporter and not reasonably objected to by the data importer) to ascertain compliance with the warranties and undertakings in these clauses, with reasonable notice and during regular business hours. The request will be subject to any necessary consent or approval from a regulatory or supervisory authority within the country of the data importer, which consent or approval the data importer will attempt to obtain in a timely fashion.

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h)	It will process the personal data, at its option, in accordance with:

i.	the data protection laws of the country in which the data exporter is established, or

ii.

the relevant provisions[1] of any Commission decision pursuant to Article 25(6) of Directive 95/46/EC, where the data importer complies with the relevant provisions of such an authorisation or decision and is based in a country to which such an authorisation or decision pertains, but is not covered by such authorisation or decision for the purposes of the transfer(s) of the personal data[2], or

iii.	the data processing principles set forth in Annex A.

Data importer to indicate which option it selects:

Initials of data importer;:

i)	It will not disclose or transfer the personal data to a third party data controller located outside the European Economic Area (EEA) unless it notifies the data exporter about the transfer and

i.	the third party data controller processes the personal data in accordance with a Commission decision finding that a third country provides adequate protection, or

ii.	the third party data controller becomes a signatory to these clauses or another data transfer agreement approved by a competent authority in the EU, or

iii.

data subjects have been given the opportunity to object, after having been informed of the purposes of the transfer, the categories of recipients and the fact that the countries to which data is exported may have different data protection standards, or

iv.	with regard to onward transfers of sensitive data, data subjects have given their unambiguous consent to the onward transfer

[1]	“Relevant provisions” means those provisions of any authorisation or decision except for the enforcement provisions of any authorisation or decision (which shall be governed by these clauses).
[2]

However, the provisions of Annex A.5 concerning rights of access, rectification, deletion and objection must be applied when this option is chosen and take precedence over any comparable provisions of the Commission Decision selected.

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III.	Liability and third party rights

a)

Each party shall be liable to the other parties for damages it causes by any breach of these clauses. Liability as between the parties is limited to actual damage suffered. Punitive damages (i.e. damages intended to punish a party for its outrageous conduct) are specifically excluded. Each party shall be liable to data subjects for damages it causes by any breach of third party rights under these clauses. This does not affect the liability of the data exporter under its data protection law.

b)

The parties agree that a data subject shall have the right to enforce as a third party beneficiary this clause and clauses I(b), I(d), I(e), II(a), II(c), II(d), II(e), II(h), II(i), III(a), V, VI(d) and VII against the data importer or the data exporter, for their respective breach of their contractual obligations, with regard to his personal data, and accept jurisdiction for this purpose in the data exporter’s country of establishment. In cases involving allegations of breach by the data importer, the data subject must first request the data exporter to take appropriate action to enforce his rights against the data importer; if the data exporter does not take such action within a reasonable period (which under normal circumstances would be one month), the data subject may then enforce his rights against the data importer directly. A data subject is entitled to proceed directly against a data exporter that has failed to use reasonable efforts to determine that the data importer is able to satisfy its legal obligations under these clauses (the data exporter shall have the burden to prove that it took reasonable efforts).

IV.	Law applicable to the clauses

These clauses shall be governed by the law of the country in which the data exporter is established, with the exception of the laws and regulations relating to processing of the personal data by the data importer under clause II(h), which shall apply only if so selected by the data importer under that clause.

V.	Resolution of disputes with data subjects or the authority

a)

In the event of a dispute or claim brought by a data subject or the authority concerning the processing of the personal data against either or both of the parties, the parties will inform each other about any such disputes or claims, and will cooperate with a view to settling them amicably in a timely fashion.

b)

The parties agree to respond to any generally available non-binding mediation procedure initiated by a data subject or by the authority. If they do participate in the proceedings, the parties may elect to do so remotely (such as by telephone or other electronic means). The parties also agree to consider participating in any other arbitration, mediation or other dispute resolution proceedings developed for data protection disputes.

c)	Each party shall abide by a decision of a competent court of the data exporter’s country of establishment or of the authority which is final and against which no further appeal is possible.

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VI.	Termination

a)

In the event that the data importer is in breach of its obligations under these clauses, then the data exporter may temporarily suspend the transfer of personal data to the data importer until the breach is repaired or the contract is terminated.

b)	In the event that:

i.	the transfer of personal data to the data importer has been temporarily suspended by the data exporter for longer than one month pursuant to paragraph (a);

ii.	compliance by the data importer with these clauses would put it in breach of its legal or regulatory obligations in the country of import;

iii.	the data importer is in substantial or persistent breach of any warranties or undertakings given by it under these clauses;

iv.

a final decision against which no further appeal is possible of a competent court of the data exporter’s country of establishment or of the authority rules that there has been a breach of the clauses by the data importer or the data exporter; or

v. a petition is presented for the administration or winding up of the data importer, whether in its personal or business capacity, which petition is not dismissed within the applicable period for such dismissal under applicable law; a winding up order is made; a receiver is appointed over any of its assets; a trustee in bankruptcy is appointed, if the data importer is an individual; a company voluntary arrangement is commenced by it; or any equivalent event in any jurisdiction occurs then the data exporter, without prejudice to any other rights which it may have against the data importer, shall be entitled to terminate these clauses, in which case the authority shall be informed where required. In cases covered by (i), (ii), or (iv) above the data importer may also terminate these clauses.

c)

Either party may terminate these clauses if (i) any Commission positive adequacy decision under Article 25(6) of Directive 95/46/EC (or any superseding text) is issued in relation to the country (or a sector thereof) to which the data is transferred and processed by the data importer, or (ii) Directive 95/46/EC (or any superseding text) becomes directly applicable in such country.

d)

The parties agree that the termination of these clauses at any time, in any circumstances and for whatever reason (except for termination under clause VI(c)) does not exempt them from the obligations and/or conditions under the clauses as regards the processing of the personal data transferred.

VII.	Variation of these clauses

The parties may not modify these clauses except to update any information in Annex B, in which case they will inform the authority where required. This does not preclude the parties from adding additional commercial clauses where required.

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VIII.	Description of the Transfer

The details of the transfer and of the personal data are specified in Annex B. The parties agree that Annex B may contain confidential business information which they will not disclose to third parties, except as required by law or in response to a competent regulatory or government agency, or as required under clause I(e). The parties may execute additional annexes to cover additional transfers, which will be submitted to the authority where required. Annex B may, in the alternative, be drafted to cover multiple transfers.

Dated:

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FOR DATA IMPORTER
VISTA CONSULTING GROUP, LLC

VISTA CONSULTING GROUP, LLC

Signature	/s/ Read Simmons
Name:	Read Simmons
Title:	President
Dated:	September 12, 2018

COMPANY

iCIMS, Inc.

Signature	/s/ Colin N. Day
Name:	Colin N. Day
Title:	President and Chief Executive Officer
Dated:	September 12, 2018

ANNEX A

DATA PROCESSING PRINCIPLES

1.	Purpose limitation: Personal data may be processed and subsequently used or further communicated only for purposes described in Annex B or subsequently authorised by the data subject.

2.

Data quality and proportionality: Personal data must be accurate and, where necessary, kept up to date. The personal data must be adequate, relevant and not excessive in relation to the purposes for which they are transferred and further processed.

3.

Transparency: Data subjects must be provided with information necessary to ensure fair processing (such as information about the purposes of processing and about the transfer), unless such information has already been given by the data exporter.

4.

Security and confidentiality: Technical and organisational security measures must be taken by the data controller that are appropriate to the risks, such as against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, presented by the processing. Any person acting under the authority of the data controller, including a processor, must not process the data except on instructions from the data controller.

5.

Rights of access, rectification, deletion and objection: As provided in Article 12 of Directive 95/46/EC, data subjects must, whether directly or via a third party, be provided with the personal information about them that an organisation holds, except for requests which are manifestly abusive, based on unreasonable intervals or their number or repetitive or systematic nature, or for which access need not be granted under the law of the country of the data exporter. Provided that the authority has given its prior approval, access need also not be granted when doing so would be likely to seriously harm the interests of the data importer or other organisations dealing with the data importer and such interests are not overridden by the interests for fundamental rights and freedoms of the data subject. The sources of the personal data need not be identified when this is not possible by reasonable efforts, or where the rights of persons other than the individual would be violated. Data subjects must be able to have the personal information about them rectified, amended, or deleted where it is inaccurate or processed against these principles. If there are compelling grounds to doubt the legitimacy of the request, the organisation may require further justifications before proceeding to rectification, amendment or deletion. Notification of any rectification, amendment or deletion to third parties to whom the data have been disclosed need not be made when this involves a disproportionate effort. A data subject must also be able to object to the processing of the personal data relating to him if there are compelling legitimate grounds relating to his particular situation. The burden of proof for any refusal rests on the data importer, and the data subject may always challenge a refusal before the authority.

6.	Sensitive data: The data importer shall take such additional measures (e.g. relating to security) as are necessary to protect such sensitive data in accordance with its obligations under clause II.

7.

Data used for marketing purposes: Where data are processed for the purposes of direct marketing, effective procedures should exist allowing the data subject at any time to “opt-out” from having his data used for such purposes.

8.

Automated decisions: For purposes hereof “automated decision” shall mean a decision by the data exporter or the data importer which produces legal effects concerning a data subject or significantly affects a data subject and which is based solely on automated processing of personal data intended to evaluate certain personal aspects relating to him, such as his performance at work, creditworthiness, reliability, conduct, etc. The data importer shall not make any automated decisions concerning data subjects, except when:

a) i. such decisions are made by the data importer in entering into or performing a contract with the data subject, and

ii. the data subject is given an opportunity to discuss the results of a relevant automated decision with a representative of the parties making such decision or otherwise to make representations to that parties.

or

b) where otherwise provided by the law of the data exporter.

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ANNEX B

DESCRIPTION OF THE TRANSFER

(To be completed by the parties)

Data subjects

The personal data transferred concern the following categories of data subjects:

Employees of the Company or affiliated entities, executives, directors, employee candidates, vendors, other business relationships.

Purposes of the transfer(s)

The transfer is made for the following purposes:

We process personal information to enable us to perform (i) those services described in any statement of work pursuant to the Agreement, or (ii) general consulting services that are not specified in any statement of work. We process Company candidates’ data for administration, research, database development and business operation purposes. We also process personal information in order to maintain our own accounts and records, promote our services and to support and manage our employees and partners.

Categories of data

The personal data transferred concern the following categories of data:

•	personal details (e.g., name, title, email, address, taxpayer ID number, passport number, driver licence number etc.)

•	financial details (e.g. compensation including bonus amounts and account information to facilitate payment)

•	business of the person whose personal information we are processing (e.g., job title)

•	education and employment details

•	family details

•	lifestyle and social circumstances

•	photographs

Recipients

The personal data transferred may be disclosed only to the following recipients or categories of recipients:

•	Vista Equity Partners Management, LLC and its affiliates, including its affiliated investment funds and the limited partners thereof

•	suppliers and service providers (e.g. data hosting providers, auditors and third parties undertaking KYC reviews and background checks, amongst others)

•	business associates

•	financial organisations

•	ombudsman, regulatory and governmental authorities

•	employment and recruitment agencies

•	current, past or prospective employers

•	healthcare professionals, social and welfare organisations (e.g., for HR-related benefits and pensions providers)

•	educators and examining bodies

•	trade associations and professional bodies

•	debt collection and tracing agencies

•	credit reference agencies

•	complainants, enquirers

•	courts and tribunals

•	family, associates or representatives of the person whose personal data we are processing

Sensitive data (if appropriate)

The personal data transferred concern the following categories of sensitive data:

•	physical or mental health details

•	trade union membership

•	offences and alleged offences

•	criminal proceedings, outcomes and sentences Data will be stored for no longer than is necessary for the purpose.

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Contact points for data protection enquiries

Data importer

Vista Consulting Group, LLC

401 Congress Avenue Suite 3100 Austin, TX 78701

Data exporter

iCIMS, Inc.

101 Crawfords Corner Road

Holmdel, NJ 07733

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